UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2022

VELODYNE LIDAR, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenue
San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

(669) 275-2251

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	—	(1)

(1)	Attached to the Common Stock.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On October 11, 2022, Velodyne Lidar, Inc. (“Velodyne”) entered into a settlement agreement with David Hall and Marta Hall. Under the settlement agreement:

•	Mr. Hall agreed to pay Velodyne $1.95 million within 10 calendar days;

•	Velodyne retains possession and control over physical laptops and other media containing Velodyne information;

•	The parties agreed to release each other from all known and unknown claims that they made or could have made against the other prior to the date of the settlement agreement;

•

Velodyne agreed to submit a request for dismissal of all claims in its ongoing arbitration with Mr. Hall, and Ms. Hall agreed to dismiss her complaint submitted to the Occupational Safety and Health Administration, which together constitute all currently outstanding litigation between the Halls and Velodyne; and

•	The parties agreed to a customary mutual non-disparagement provision.

Under this settlement agreement, the Halls did not release their claims against current and former officers and directors of the Company and other individuals asserted in a lawsuit filed in the Superior Court of California, Alameda County, entitled Hall v. Vetter, No. 22-cv-005713, except that the Halls agreed not to add Velodyne as a party to any such claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE LIDAR, INC.

By:	/s/ Daniel Horwood
Daniel Horwood
General Counsel and Secretary

Date: October 12, 2022